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                                                                       EXHIBIT 5




                               September 11, 1996




Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio 43016

                Re:  Registration Statement on
                     Form S-4 of Cardinal Health, Inc.
                     ---------------------------------

Ladies and Gentlemen:

        We are acting as special counsel to Cardinal Health, Inc., an Ohio corporation ("Cardinal"), in connection with the above-captioned Registration Statement filed by Cardinal with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 2,244,900 common shares, without par value ("Cardinal Common Shares"), of Cardinal (plus such indeterminate number of additional Cardinal Common Shares issuable upon adjustment of the share exchange ratio as provided in the Agreement and Plan of Merger, dated as of July 23, 1996, by and among Cardinal, Panther Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), PCI Services, Inc., a Delaware corporation ("PCI"), and MEDIQ Incorporated, a Delaware corporation ("MEDIQ")) proposed to be issued in connection with the merger (the "Merger") of Subcorp with and into PCI, as described in the Proxy Statement/Prospectus that is a part of the Registration Statement (the "Proxy Statement/Prospectus").

        In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Cardinal and Subcorp, and other instruments, including an opinion of Ohio counsel, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.


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Cardinal Health, Inc.
September 11, 1996
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        Based upon and subject to the foregoing, we are of the opinion that the
Cardinal Common Shares being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement and Plan of Merger, dated as of July 23, 1996, by and among Cardinal, Subcorp, PCI and MEDIQ, by the requisite votes of the stockholders of PCI, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Very truly yours,


                                        /s/ Wachtell, Lipton, Rosen & Katz